Exhibit 1.1
C&J Energy Services, Inc.
11,500,000 Shares of Common Stock

Underwriting Agreement
July 28, 2011
Goldman, Sachs & Co.
J.P. Morgan Securities LLC
As representatives of the several Underwriters
      named in Schedule I hereto
c/o Goldman, Sachs & Co.
200 West Street,
New York, New York 10282-2198
Ladies and Gentlemen:
     C&J Energy Services, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are serving as representatives, an aggregate of 4,300,000 shares of common stock, par value $0.01 per share, of the Company (“Common Stock”), and the stockholders of the Company named in Schedule IIA hereto (the “Selling Stockholders”) propose, subject to the terms and conditions stated herein, to sell to the Underwriters an aggregate of 7,200,000 shares of Common Stock and, at the election of the Underwriters, the Selling Stockholders named in Schedule IIB propose, subject to the terms and conditions stated herein, to sell to the Underwriters up to 1,725,000 additional shares of Common Stock. The aggregate of 11,500,000 shares of Common Stock to be sold by the Company and the Selling Stockholders is herein called the “Firm Shares” and the aggregate of 1,725,000 additional shares of Common Stock which may be sold by the Selling Stockholders named in Schedule IIB pursuant to Section 2 is herein called the “Optional Shares.” The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares.”
     1. (a) Representations, Warranties and Agreements of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters that:
     (i) Registration. A registration statement on Form S-1 (File No. 333-173177) (the “Initial Registration Statement”) in respect of the Shares has been filed with the United States Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined below) is hereinafter called the “Pricing Prospectus”; the final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus.” For purposes of this Agreement, “Applicable Time” means 5:28 p.m., New York City time on the date of this Agreement.
     (ii) No Stop Order. No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission.
     (iii) No Material Misstatements or Omissions in Registration Statement or Prospectus. The Registration Statement conforms, and any further amendments or supplements to the Registration Statement will conform, in all material respects to the applicable requirements of the Act and the rules and regulations of the Commission thereunder and did not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any supplement or amendment thereto will conform, when filed with the Commission under Rule 424(b) and as of each Time of Delivery, in all material respects to the applicable requirements of the Act and the rules and regulations of the Commission thereunder, and will not, as of each Time of Delivery and as of the applicable filing date of the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with (x) information furnished in writing to the

Company by an Underwriter through the Representatives expressly for use therein or (y) the Selling Stockholder Information (as defined below). At the time of filing the Initial Registration Statement, the Company was not and is not an “ineligible issuer,” as defined under Rule 405 under the Act.
     (iv) No Material Misstatements or Omissions in Pricing Prospectus or Issuer Free Writing Prospectus. The Pricing Prospectus conforms in all material respects to the applicable requirements of the Act and the rules and regulations of the Commission thereunder. Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the applicable requirements of the Act and the rules and regulations of the Commission thereunder on the date of first use. The Pricing Prospectus, as supplemented by each Issuer Free Writing Prospectus, if any, listed in Schedule III hereto and taken together with the price to the public and number of Shares underwritten, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed in Schedule III hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus; and each Issuer Free Writing Prospectus listed in Schedule III hereto, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with (x) information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein or (y) the Selling Stockholder Information.
     (v) No Material Adverse Change. Since the date of the latest audited financial statements included in the Pricing Prospectus, none of the Company, C&J Spec Rent Services, Inc., an Indiana corporation (“Spec Rent”), or Total E&S, Inc., an Indiana corporation (“Total” and, together with Spec Rent, the “Subsidiaries”), has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as set forth or contemplated in the Pricing Prospectus. Since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been (A) any material adverse change, condition, event or effect, or any development involving a prospective material adverse change, condition, event or effect, in or affecting the general affairs, management, financial position, stockholders’ equity, results of operations, business or properties of the Company and the Subsidiaries, taken as a whole (a “Material Adverse Effect”), or (B) any material change in the capital stock or material increase in the long-term debt of the Company and the Subsidiaries, taken as a whole, or in each case, other than as set forth or contemplated in the Pricing Prospectus.
     (vi) Title to Properties. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances, defects and claims (“Liens”), except such as are described in the

Pricing Prospectus or such as would not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and any real property and buildings held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (vii) Formation, Due Qualification and Authority. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and conduct its business as described in the Pricing Prospectus. The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure so to qualify or be in good standing would not reasonably be expected to have a Material Adverse Effect. Each of the Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Indiana, with power and authority to own its properties and conduct its business as described in the Pricing Prospectus. Each of the Subsidiaries has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure so to qualify or be in good standing would not reasonably be expected to have a Material Adverse Effect. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the Subsidiaries.
     (viii) Capitalization. The Company has an authorized and outstanding capitalization as set forth in the Pricing Prospectus under the captions “Capitalization” and “Description of Capital Stock,” and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable and conform to the description of the Common Stock contained in the Pricing Prospectus and the Prospectus; and the issued shares of capital stock of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all Liens, except (A) Liens under the Credit Agreement dated April 19, 2011, among the Company, Bank of America, N.A., as Administrative Agent, Comerica Bank, as L/C Issuer and Syndication Agent, Wells Fargo Bank, National Association, as Documentation Agent, and the lenders party thereto (the “Credit Facility”) or (B) as disclosed in the Pricing Prospectus and the Prospectus.
     (ix) Valid Issuance of Other Shares. The unissued Shares to be issued and sold by the Company to the Underwriters hereunder have been duly authorized and, when issued and delivered against payment therefor as provided herein, will be validly issued and fully paid and non-assessable and will conform to the description of the Common Stock contained in the Prospectus.
     (x) No Conflicts. The issuance and sale of the Shares to be sold by the Company and the compliance by the Company with this Agreement and the consummation of the transactions herein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or either Subsidiary is a party or by which the Company or either Subsidiary is bound or to which any of the property or assets of the Company or either Subsidiary is subject, (B) result in any violation of the provisions of the Certificate of Incorporation or Bylaws, in each case as amended to date, of the Company or either Subsidiary, or (C) result in a violation of any order, statute, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or either Subsidiary or any of their properties, except for such conflicts, breaches, violations or defaults, in the case of clauses (A) or (C), as would not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of the Company to consummate the transactions provided for in this Agreement.
     (xi) No Consents. No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over the Company or either Subsidiary or any of their respective properties is required for the issuance and sale of the Shares to be sold by the Company to the Underwriters or the consummation by the Company of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations, orders, registrations or qualifications (A) required under the Act and state securities or “Blue Sky” laws, (B) that have been, or prior to the First Time of Delivery will be, obtained or made, (C) as disclosed in the Prospectus, or (D) where the failure to obtain any such consent, approval, authorization, order, registration or qualification would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of the Company to consummate the transactions provided for in this Agreement.
     (xii) No Violation. Neither the Company nor either Subsidiary is (A) in violation of its Certificate of Incorporation or Bylaws, in each case as amended to date, or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of them is a party or by which any of their respective properties may be bound, except in the case of clause (B) for such defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (xiii) Legal Proceedings; Contracts. Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or either Subsidiary is a party or of which any property of the Company or either Subsidiary is the subject which, if determined adversely to the Company or either Subsidiary, would individually or in the aggregate have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others. There are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Act. Each contract, document or other agreement described in the Registration Statement, any Preliminary Prospectus or the Pricing Prospectus is in full force and effect and is valid and enforceable by and against the Company or the Subsidiaries, as the case may be, in accordance with its terms, except as would not reasonably be expected to have a Material Adverse Effect. Statements made in the Pricing Prospectus and Prospectus insofar as they purport to constitute summaries of the terms of the Common Stock, statutes, laws, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate and complete summaries of such terms, statutes, laws, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.
     (xiv) Investment Company. The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be required to register as an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).
     (xv) Financial Statements. The audited consolidated historical financial statements (including the related notes and supporting schedules) included in the Pricing Prospectus present fairly in all material respects the financial condition of the Company and its consolidated subsidiaries as of the dates indicated, and the results of operations and cash flows for the periods specified, and comply as to form with the applicable accounting requirements of the Act and have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis throughout the periods involved. The summary historical financial data set forth in the Pricing Prospectus under the captions “Prospectus Summary—Summary Consolidated Financial Data” and “Selected Consolidated Financial Data” are fairly presented in all material respects and prepared on a basis consistent with the audited consolidated historical financial statements from which it has been derived. The other financial information of the Company and its subsidiaries, including non-GAAP financial measures contained in the Pricing Prospectus, has been derived from the accounting records of the Company and its subsidiaries, and fairly presents in all material respects the information purported to be shown thereby.
     (xvi) Independent Public Accountants. UHY, LLP, who has certified certain financial statements of the Company and its consolidated subsidiaries included in the Pricing Prospectus and Prospectus, is an independent registered public accounting firm with respect to the Company and its consolidated subsidiaries, within the meaning of the Act, the rules and regulations of the Commission thereunder and the rules and regulations of the Public Company Accounting Oversight Board.
     (xvii) Internal Control over Financial Reporting. The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting.

     (xviii) No Adverse Changes in Internal Control over Financial Reporting. Since the date of the latest audited financial statements included in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting.
     (xix) Disclosure Controls and Procedures. (A) The Company maintains disclosure controls and procedures (to the extent required by and as such term is defined in Rule 13a-15(e) of the Exchange Act), (B) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company in the reports it files or will file or submit under the Exchange Act, as applicable, is accumulated and communicated to management of the Company, including its principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made and (C) such disclosure controls and procedures are effective in all material respects.
     (xx) Authorization of Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
     (xxi) Certain Relationships and Related Transactions. No relationship, direct or indirect, exists between or among the Company or either Subsidiary on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or either Subsidiary, on the other hand, that is required to be described in the Registration Statement or the Pricing Prospectus and is not so described. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or either Subsidiary to or for the benefit of any of the officers or directors of the Company or either Subsidiary or their respective family members, except as disclosed in the Registration Statement and the Pricing Prospectus.
     (xxii) Sarbanes-Oxley Act of 2002. The Company is in compliance with all provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) that are effective and applicable to the Company as of the date hereof, and is actively taking steps to ensure that it will be in compliance with all additional provisions of the Sarbanes-Oxley Act that will become applicable to it, including those provisions relating to internal control over financial reporting, when such provisions become applicable to the Company.
     (xxiii) Environmental Compliance. The Company and the Subsidiaries (A) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety (to the extent related to exposure to hazardous or toxic substances or wastes, pollutants, or contaminants), or the environment, or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (B) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as they are currently being conducted and as they are proposed to be conducted on each Time of Delivery, (C) have not received written notice of any actual or potential liability under any Environmental Law and (D) are not a party to, nor are their operations the subject of, any pending or, to the Company’s knowledge, threatened action, suit or proceeding relating to any alleged violation of any Environmental Law or relating to any actual or alleged release or threatened release or cleanup at any location of any hazardous or toxic substances or wastes, pollutants or contaminants, except where such noncompliance or deviation from that described in (A)-(D) above would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor either of its Subsidiaries has been notified in writing that they are currently named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.
     (xxiv) Periodic Review of the Effect of Environmental Laws. In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and the Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has concluded that such reasonably anticipated associated costs and liabilities would not have a Material Adverse Effect.
     (xxv) Governmental Permits. Each of the Company and the Subsidiaries possesses all licenses, certificates, authorizations and permits issued by, and has made all declarations and filings with, the appropriate federal, state or foreign regulatory agencies or bodies which are necessary for the ownership of its properties or the conduct of its businesses as presently conducted, except as would not have a Material Adverse Effect. None of the Company or the Subsidiaries have received notification of any revocation or modification of any such license, certificate, authorization or permit or currently intend to not renew any such license, certificate, authorization or permit which, if subject to an unfavorable decision, ruling or finding would reasonably be expected to have a Material Adverse Effect.
     (xxvi) No Pre-emptive Rights, Registration Rights or Options. Except as set forth in the Pricing Prospectus, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or registered by the Company under the Act or otherwise. Except as described in the Pricing Prospectus, there are no options, warrants, preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any capital stock or other equity interests in the Company.
     (xxvii) Statistical and Market Related Data. Any statistical and market-related data included in the Pricing Prospectus is based on or derived from sources that the Company believes to be reliable and accurate, and, where necessary, the written consent to the use of such data from such sources has been obtained.
     (xxviii) Tax Returns. All tax returns required to be filed by the Company and the Subsidiaries have been timely and duly filed, other than those filings being contested in good faith, except where the failure to file any such tax return would not reasonably be expected to have a Material Adverse Effect. To the Company’s knowledge, there are no tax returns of the Company and the Subsidiaries that are currently being audited by state, local or federal taxing authorities or agencies (and with respect to which the Company or the Subsidiaries have received notice). All taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities, have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest, except where the failure to pay would not reasonably be expected to have a Material Adverse Effect.
     (xxix) Anti-Money Laundering Laws. The operations of the Company and the Subsidiaries are currently in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions where the Company and the Subsidiaries conduct business, including but not limited to the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and any instances of non-compliance have been resolved with the applicable governmental agency and no formal action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
     (xxx) Foreign Corrupt Practices Act. Neither the Company nor either of the Subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of the Company or either Subsidiary, has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (C) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
     (xxxi) Office of Foreign Asset Control. None of the Company, either Subsidiary or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or either Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”). The Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to the Subsidiaries, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (xxxii) No Labor Disputes. No labor dispute with the employees of the Company or the Subsidiaries exists or, to the knowledge of the Company, is imminent or threatened that could reasonably be expected to have a Material Adverse Effect.

     (xxxiii) Insurance. The Company and the Subsidiaries maintain insurance covering their properties, operations, personnel and businesses against such losses and risks and in such amounts as is commercially reasonable for the conduct of their businesses and the value of their respective properties. The Company has not received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance. The Company and the Subsidiaries are in compliance with the terms of such policies in all material respects, and all such insurance is duly in full force and effect. There are no claims by the Company or the Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. The Company has not been notified that they will be denied renewal of their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their businesses at a cost that could reasonably be expected to have a Material Adverse Effect.
     (xxxiv) FINRA Affiliations. To the Company’s knowledge, there are no affiliations or associations between any member of Financial Industry Regulatory Authority (“FINRA”) and any of the Company’s officers, directors or 5% or greater stockholders, except as described in the Pricing Prospectus.
     (xxxv) Intellectual Property. Except as would not reasonably be expected to have a Material Adverse Effect, the Company and the Subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their businesses in the manner and subject to such qualifications described in the Pricing Prospectus and have no reason to believe that the conduct of their business will conflict with, and the Company and the Subsidiaries have not received any notice of any claim of conflict with, any such rights of others.
     (xxxvi) No Rated Securities. The Company has no debt securities or preferred stock that is rated by a “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act.
     (xxxvii) Directed Share Program. The Registration Statement, the Pricing Prospectus, the Prospectus and any Issuer Free Writing Prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program (as defined in Section 3(b) hereof), and no authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities laws and regulations of foreign jurisdictions in which the Reserved Shares (as defined in Section 3(b) hereof) are offered outside the United States. The Company has not offered, or caused the Underwriters to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or the Subsidiaries or its products or services.
          Any certificate signed by any officer of the Company and delivered to the Representatives or to counsel for the Underwriters pursuant to this Agreement shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.
     (b) Representations, Warranties and Agreements of the Selling Stockholders. Each of the Selling Stockholders severally represents and warrants to, and agrees with, each of the Underwriters and the Company that:
     (i) No Consents. All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement and the Power of Attorney (as defined below) and the Custody Agreement (as defined below) hereinafter referred to, and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained; and such Selling Stockholder has full right, power and authority to enter into this Agreement, the Power-of-Attorney and the Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder.
     (ii) No Conflicts. The sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with all of the provisions of this Agreement, the Power of Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, (B) result in any violation of the provisions of the organizational documents of such Selling Stockholder, if such Selling Stockholder is an entity, or (C) result in the violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder; except for such conflicts, breaches, violations, defaults, in the case of clauses (A) or (C), as would not reasonably be expected to impair in any material respect the ability of such Selling Stockholder to fulfill its obligations under this Agreement, the Power of Attorney or the Custody Agreement.
     (iii) Title to the Shares. Such Selling Stockholder has, and immediately prior to the First Time of Delivery (as defined in Section 4 hereof) such Selling Stockholder will have, good and valid title to the Shares to be sold by such Selling Stockholder hereunder, free and clear of all Liens. Upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all Liens will pass to the several Underwriters.
     (iv) Lock-Up Agreements. Such Selling Stockholder has duly executed and delivered to the Company, for further delivery to the Underwriters, a lock-up agreement in the form attached as Annex I hereto.

     (v) Market Stabilization. Such Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.
     (vi) No Material Misstatements or Omissions in the Registration Statement or Prospectus. To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto or any Issuer Free Writing Prospectus are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein, such Preliminary Prospectus and the Registration Statement did not, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will not, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of a Preliminary Prospectus or the Prospectus, in the light of the circumstances under which they were made) and any such Issuer Free Writing Prospectus did or will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood and agreed that the only such information furnished by such Selling Stockholder consists of (A) the legal name, address and the number of shares of Common Stock owned by such Selling Stockholder, and (B) the other information with respect to such Selling Stockholder (excluding percentages) which appear in the table (and corresponding footnotes) under the caption “Principal and Selling Stockholders” (with respect to each Selling Stockholder, the “Selling Stockholder Information”). The sale of Shares by such Selling Stockholder pursuant hereto is not prompted by any information concerning the Company or the Subsidiaries which is not set forth in the Pricing Prospectus.
     (vii) Form W-9. In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Stockholder will deliver to you prior to or at the First Time of Delivery (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).
     (viii) Custody Agreement, Power-of-Attorney and Attorney-in-Fact. Certificates in negotiable form or securities entitlements representing all of the Shares to be sold by such Selling Stockholder hereunder have been placed in custody under a Custody Agreement, in the form heretofore furnished to you (the “Custody Agreement”), duly executed and delivered by such Selling Stockholder to American Stock Transfer & Trust Company, LLC, as custodian (the “Custodian”), and such Selling Stockholder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you (the “Power of Attorney”), appointing the persons indicated in Schedule IIA hereto, and each of them, as such Selling Stockholder’s attorneys-in-fact (the “Attorneys-in-Fact”) with authority to execute and deliver this Agreement on behalf of such Selling

Stockholder, to determine the purchase price to be paid by the Underwriters to the Selling Stockholders as provided in Section 2 hereof, to authorize the delivery of the Shares to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement and the Custody Agreement.
     (ix) Irrevocable Obligation to Deliver Shares. The Shares represented by the certificates or in book-entry form held in custody for such Selling Stockholder under the Custody Agreement are subject to the interests of the Underwriters hereunder; the arrangements made by such Selling Stockholder for such custody, and the appointment by such Selling Stockholder of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable; the obligations of the Selling Stockholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Stockholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership, corporation or limited liability company, by the dissolution of such partnership, corporation or limited liability company, or by the occurrence of any other event; if any individual Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership, corporation or limited liability company should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, certificates representing the Shares shall be delivered by or on behalf of the Selling Stockholders in accordance with the terms and conditions of this Agreement and of the Custody Agreements; and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.
     2. Purchase and Sale of the Shares. Subject to the terms and conditions herein set forth, (a) the Company and each of the Selling Stockholders agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and each of the Selling Stockholders, at a purchase price per share of $26.97, the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Shares to be sold by the Company and each of the Selling Stockholders as set forth opposite their respective names in Schedule IIA hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company and all of the Selling Stockholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Selling Stockholders named in Schedule IIB agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Stockholders named in Schedule IIB, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder. If the Underwriters elect to purchase some or all of the Optional Shares in accordance with the terms of this Agreement, then each Selling Stockholder named in Schedule IIB shall be committed to sell to the Underwriters the number of Optional Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Optional Shares that the Underwriters have elected to purchase by a fraction, the numerator of which is the number of Optional Shares set forth opposite the name of such Selling Stockholder in Schedule IIA hereto and the denominator of which is the maximum number of Optional Shares that may be sold by the Selling Stockholders as set forth in Schedule IIA to the Underwriters.
     The Selling Stockholders named in Schedule IIB, severally and not jointly, hereby grant to the Underwriters the right to purchase at their election up to 1,725,000 Optional Shares in the aggregate, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company and the Attorneys-in-Fact for the Selling Stockholders, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Attorneys-in-Fact for the Selling Stockholders otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.
     3. Offering of Shares by the Underwriters.
     (a) Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.
     (b) The Company hereby acknowledges that, in connection with the proposed offering of the Shares, it has requested J.P. Morgan Securities LLC (“J.P. Morgan”) to administer a directed share program (the “Directed Share Program”) under which up to 575,000 shares of Common Stock (the “Reserved Shares”) shall be reserved for sale by J.P. Morgan at the initial public offering price of $29.00 per share to the Company’s officers, directors, employees and consultants and other persons having a relationship with the Company as designated by the Company (the “Directed Share Participants”) as part of the distribution of the Shares by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of FINRA and all other applicable laws, rules and regulations. The number of Shares available for sale to the general public will be reduced to the extent that Directed Share Participants purchase Reserved Shares. The Underwriters may offer any Reserved Shares not purchased by Directed Share Participants to the general public on the same basis as the other Shares being issued and sold hereunder. The Company has supplied J.P. Morgan with the names, addresses and telephone numbers of the individuals or other entities which the Company has designated to be participants in the Directed Share Program. It is understood that any number of those so designated to participate in the Directed Share Program may decline to do so.
     4. Delivery and Payment for the Shares.

     (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request upon at least forty-eight hours’ prior notice to the Company and the Selling Stockholders shall be delivered by or on behalf of the Company and the Selling Stockholders to Goldman, Sachs & Co., through the facilities of The Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company and the Custodian, as their interests may appear, to Goldman, Sachs & Co. at least forty-eight hours in advance. The Company and the Custodian will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:00 a.m., New York City time, on August 3, 2011 or such other time and date as the Representatives, the Company and the Selling Stockholders may agree upon in writing, and, with respect to the Optional Shares, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery,” such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery.”
     (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(o) hereof, will be delivered at the offices of Vinson & Elkins L.L.P., First City Tower, 1001 Fannin, Suite 2500, Houston, Texas 77002 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 5:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.
     5. Further Agreements of the Company. The Company agrees with each of the Underwriters:
     (a) Preparation of the Prospectus and Registration Statement. To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to file promptly (i) all material required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act or the rules and regulations of the Commission thereunder subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Shares and (ii) all material required to filed pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order.
     (b) Qualification of Shares. Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.
     (c) Copies of Documents to Underwriters. Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus at such location and in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act.
     (d) Reports to Shareholders. To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the

Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158).
     (e) Lock-Up Period. During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the “Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise hedge, transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any Common Stock or any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Common Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise (other than the Shares to be sold hereunder or pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without your prior written consent; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension; the Company will provide the Representatives and each stockholder subject to the Lock-Up Period pursuant to Sections 1(b)(iv) and 8(m) with prior notice of any such announcement that gives rise to an extension of the Lock-up Period; this Section 5(e) is expressly agreed to preclude the Company from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of Common Stock or other securities even if such Common Stock or other securities would be disposed of by someone other than the undersigned; such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option), whether settled in cash or securities, with respect to any Common Stock or other securities or with respect to any security that includes, relates to, or derives any significant part of its value from such Common Stock or other securities.
     (f) No Amendments or Waivers of Existing Lock-Up Provisions. During the Lock-up Period, not to amend or waive the lock-up provisions contained in Section 8 of the Registration Rights Agreement dated December 23, 2010, among the Company, FBR Capital Markets & Co. and the other parties named therein or Section 2.3 of the Amended and Restated Stockholders Agreement of the Company (as amended) dated as of December 23, 2010, by and among the Company and the other parties named therein without the prior written consent of the Representatives.

     (g) Copies of Public Documents. To furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail.
     (h) Copies of Reports. During a period of five years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission), in each case, to the extent not otherwise available to you or the stockholders by accessing the Commission’s Electronic Data Gathering Analysis and Retrieval (EDGAR) System.
     (i) Use of Proceeds. To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds.”
     (j) Rule 463. To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act.
     (k) Rule 462(b). If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.
     (l) License. Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.
     (m) Directed Share Program. In connection with the Directed Share Program, to comply with all applicable securities and other applicable laws, rules and regulations, including without limitation, the rules and regulations of FINRA, in each jurisdiction in which the Reserved Shares are offered in connection with the Directed Share Program.
     6. Use of Free Writing Prospectus.

     (a) Free Writing Prospectus. Each of the Company and each of the Selling Stockholders, severally and not jointly, represents and agrees that, without your prior consent, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company, the Selling Stockholders and you, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; and any such free writing prospectus the use of which has been consented to by the Company, the Selling Stockholders and you is listed on Schedule III hereto.
     (b) Issuer Free Writing Prospectus. The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including the timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show.
     (c) Information in Issuer Free Writing Prospectus. The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to you and, if requested by you, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.
     7. Expenses. The Company and each of the Selling Stockholders covenant and agree with one another and with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing the Blue Sky Memorandum and closing documents (including any compilations thereof) in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the NYSE; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by the FINRA of the terms of the sale of the Shares; (vi) the cost of preparing stock certificates for the Shares; (vii) the cost and charges of any transfer agent or registrar; (vii) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for in this Section. (vii) all costs and expenses of the Underwriters, including reasonable fees and disbursements of counsel for the Underwriters, in connection with matters related to the Directed Share Program; and (ix) all costs and expenses incident to the performance of the Selling Stockholders’ obligations hereunder which are not otherwise specifically provided for in this Section, including (A) any fees and expenses of counsel for such Selling Stockholders, (B) such Selling Stockholder’s pro rata share of the fees and expenses of the Attorneys-in-Fact and the Custodian, and (C) all expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholder to the Underwriters hereunder; provided that each Selling Stockholder shall pay such Selling Stockholder’s pro rata share of all discounts and commissions payable to the Underwriters or brokers and all transfer fees in connection with a registration of such Selling Stockholder’s Shares pursuant to this Agreement. In connection with the preceding sentence, Goldman, Sachs & Co. agrees to pay New York State stock transfer tax, and the Selling Stockholders agree to reimburse Goldman, Sachs & Co. for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. It is understood, however, that the Company shall bear, and the Selling Stockholders shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section, and Sections 9, and 12 hereof, the Underwriters will pay 50% of the cost of any aircraft chartered in connection with the roadshow and the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.
     8. Conditions of Underwriters’ Obligations. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and of the Selling Stockholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Stockholders shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:
     (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Act; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;
     (b) Baker Botts L.L.P., counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, in form and substance reasonably satisfactory to you, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

     (c) Vinson & Elkins L.L.P., counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect set forth on Annex II.
     (d) Theodore R. Moore, General Counsel and Corporate Secretary of the Company, shall have furnished to you his written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect set forth on Annex III.
     (e) Taft Stettinius & Hollister LLP, special Indiana counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect set forth on Annex IV.
     (f) Whalen LLP, counsel for each of the Selling Stockholders, as indicated in Schedule IIA hereto, shall have furnished to you their written opinion with respect to each of the Selling Stockholders, dated the First Time of Delivery, in form and substance satisfactory to you, to the effect set forth in Annex V.
     (g) Such local counsel as you shall reasonably require shall have furnished to you their written opinion with respect to each of the foreign Selling Stockholders, dated the First Time of Delivery, in form and substance satisfactory to you, to the effect set forth in Annex VI.
     (h) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, UHY, LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;
     (i) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Flackman Goodman & Potter, P.A. shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;
     (j) (i) Neither the Company nor the Subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as set forth or contemplated in the Pricing Prospectus and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or the Subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and the Subsidiaries, other than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus;

     (k) On or after the Applicable Time, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NYSE; (ii) a suspension or material limitation in trading in the Company’s securities on the NYSE; (iii) a general moratorium on commercial banking activities declared by either Federal or New York or Texas State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;
     (l) The Shares to be sold at such Time of Delivery shall have been duly admitted for trading and quotation on the NYSE;
     (m) The Company shall have obtained and delivered to the Underwriters executed copies of a lock-up agreement from each of its directors and executive officers, the Selling Stockholders and each other stockholder identified on Schedule IV hereto, in the form attached as Annex I hereto;
     (n) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and
     (o) The Company and the Selling Stockholders shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and of the Selling Stockholders, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Stockholders, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Stockholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) of this Section and as to such other matters as you may reasonably request.
     (p) The Company shall have furnished or caused to be furnished to you at such Time of Delivery a certificate of the Executive Vice President, Chief Financial Officer and Treasurer to the effect that:
     (i) He is familiar with the internal accounting records of the Company.
     (ii) He has reviewed the “Recent Developments” section contained in both the Preliminary Prospectus and the Prospectus. The information presented in such Recent Developments section (A) has been prepared in good faith and based upon assumptions that he believes are reasonable and consistent with the operations of the Company and (B) is a fair estimate in all material respects of the Company’s total revenues and net income for the three months ended June 30, 2011 and has been derived from the Company’s accounting and/or financial records.

     9. Indemnification.
     (a) The Company and the Subsidiaries, jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and the Subsidiaries shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with (i) written information furnished to the Company by any Underwriter through the Representatives expressly for use therein or (ii) the Selling Stockholder Information.
     (b) Each of the Selling Stockholders will severally but not jointly indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus in reliance upon and in conformity with the Selling Stockholder Information; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein. Notwithstanding the foregoing provisions, the liability of any Selling Stockholder pursuant to this subsection (b) shall not exceed the Net Proceeds (as defined below) received by such Selling Stockholder.

     (c) Each Underwriter will severally and not jointly indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities, joint or several, to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any such amendment or supplement, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.
     (d) The Company and the Subsidiaries, jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Directed Share Participants in connection with the Directed Share Program; (ii) arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) arise out of or are based upon the failure of any Directed Share Participant to pay for and accept delivery of Reserved Shares that such Directed Share Participant agreed to purchase; (iv) arise out of or are based upon the violation of any applicable laws or regulations of any jurisdictions where Reserved Shares have been offered; or (v) are related to, arising out of, or in connection with the Directed Share Program. The indemnity agreement set forth in this paragraph shall be in addition to any liabilities that the Company may otherwise have.
     (e) Promptly after receipt by an indemnified party under subsection (a), (b), (c) or (d) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection, except to the extent that the indemnifying party was otherwise unaware of the proceedings and suffers actual and material prejudice as a result of such failure. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
     (f) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b), (c) or (d) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Subsidiaries and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (e) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, the Subsidiaries and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, the Subsidiaries and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) (the “Net Proceeds”) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Subsidiaries, each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (f) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (f). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (f), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this subsection (f), the requirement of each Selling Stockholder to contribute contained in this paragraph shall be limited to an amount equal to the Net Proceeds received by such Selling Stockholder less any amounts that such Selling Stockholder is obligated to pay under paragraph (b) above. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (f) to contribute are several in proportion to their respective underwriting obligations and not joint. The Selling Stockholders’ obligations in this subsection (f) to contribute are several and not joint.
     (g) The obligations of the Company, the Subsidiaries and the Selling Stockholders under this Section 9 shall be in addition to any liability which the Company, the Subsidiaries and the respective Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each affiliate, director, officer and agent of each Underwriter and to each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act
     10. Underwriter Default. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Stockholders that you have so arranged for the purchase of such Shares, or the Company and the Selling Stockholders notify you that they have so arranged for the purchase of such Shares, you or the Company and the Selling Stockholders shall have the right to postpone a Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.
     (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company and the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
     (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Company and the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Stockholders named in Schedule IIB to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company or the Selling Stockholders, except for the expenses to be borne by the Company and the Selling Stockholders and the Underwriters as provided in Sections 7 and 12 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
     11. Survival. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any of the Selling Stockholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Stockholder, and shall survive delivery of and payment for the Shares.
     12. Effect of Termination. If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company nor the Selling Stockholders shall then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Company and the Selling Stockholders as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholders shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 7 and 9 hereof.
     13. Reliance. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly; and in all dealings with any Selling Stockholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Stockholder made or given by any or all of the Attorneys-in-Fact for such Selling Stockholder.
     All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives in care of Goldman, Sachs & Co., 200 West Street, New York, New York 10282-2198, Attention: Registration Department and J.P. Morgan Securities LLC, 383 Madison Avenue 4th Floor,

New York, NY 10179, Attention: Equity Syndicate Desk (212-622-8358); if to any Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for such Selling Stockholder at its address set forth in Schedule IIA hereto; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 9(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Stockholders by you on request; provided, however, that notices under Section 5(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives at Goldman, Sachs & Co., 200 West Street, New York, New York 10282-2198, Attention: Control Room and J.P. Morgan Securities LLC, 383 Madison Avenue 4th Floor, New York, NY 10179, Attention: Equity Syndicate Desk (212-622-8358); and if to any stockholder subject to the Lock-Up Period pursuant to the lock-up letters described in Section 8(o) shall be delivered or sent by mail to the address indicated in such lock-up letter. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.
     In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.
     14. Binding Agreement. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholders and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.
     15. Time of the Essence. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.
     16. No Fiduciary or Similar Relationship. The Company and each of the Selling Stockholders acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and such Selling Stockholder, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or of such Selling Stockholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or of such Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or such Selling Stockholder on other matters) or any other obligation to the Company or to such Selling Stockholder except the obligations expressly set forth in this Agreement and (iv) the Company and each of the Selling Stockholders has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company and each of the Selling Stockholders agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or to any Selling Stockholder, in connection with such transaction or the process leading thereto.
     17. Entire Agreement. This Agreement supersedes all prior agreements and understandings (whether written or oral) between or among the Company, the Selling Stockholders and the Underwriters, or any of them, with respect to the subject matter hereof.
     18. Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK. The Company and the Selling Stockholders agree that any suit or proceeding arising in respect of this Agreement or the Underwriters’ engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York. The Company and each Selling Stockholder agrees to submit to the jurisdiction of, and to venue in, such courts.
     19. Waiver of Jury Trial. The Company, each Selling Stockholder and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
     20. Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.
     21. Tax Structure. Notwithstanding anything herein to the contrary, the Company and the Selling Stockholders are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Stockholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.
     If the foregoing is in accordance with your understanding, please sign and return to us seven counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company, the Subsidiaries and each of the Selling Stockholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholders for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

     Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Stockholder represents by so doing that he or she has been duly appointed as Attorney-in-Fact by such Selling Stockholder pursuant to a validly existing and binding Power-of-Attorney which authorizes such Attorney-in-Fact to take such action.

Very truly yours, C&J ENERGY SERVICES, INC.
By:	/s/ Joshua E. Comstock
	Name:	Joshua E. Comstock
	Title:	President and Chief Executive Officer

C&J SPEC-RENT SERVICES, INC.
By:	/s/ Joshua E. Comstock
	Name:	Joshua E. Comstock
	Title:	President and Chief Executive Officer

TOTAL E&S, INC.
By:	/s/ Joshua E. Comstock
	Name:	Joshua E. Comstock
	Title:	President and Chief Executive Officer

[signature page to underwriting agreement]

2006 Co-Investment Portfolio, L.P.
Advanced Series Trust —AST Academic Strategies
     Asset Allocation Portfolio
AQR Funds—AQR Diversified Arbitrage Fund
AQR Opportunistic Premium Offshore Fund, L.P.
Citigroup Capital Partners II Employee Master Fund,
     L.P.
CNH Diversified Opportunities Master Account,
     L.P.
Energy Spectrum Partners IV LP
Fidelity Advisor Series I: Fidelity Advisor Value
     Strategies Fund
Fidelity Investment Trust: Fidelity Global Commodity
     Stock Fund
Variable Insurance Products Fund III: Value Strategies
     Portfolio
Simmons, Christopher
Stark Master Fund Ltd.
StepStone Capital Partners II Cayman Holdings, L.P.
StepStone Capital Partners II Onshore, L.P.

By:	/s/ Theodore R. Moore
	Name:	Theodore R. Moore

As Attorney-in-Fact acting on behalf of each of the Selling Stockholders named in Schedule IIA to this Agreement.
[signature page to underwriting agreement]

Accepted as of the date hereof

GOLDMAN, SACHS & CO.
J.P. MORGAN SECURITIES LLC

On behalf of each of the Underwriters

GOLDMAN, SACHS & CO.

By:	/s/ Goldman, Sachs & Co.

Name:
Title:

J.P. MORGAN SECURITIES LLC

By:	/s/ Yaw Asamoah-Duodu

Name: Yaw Asamoah-Duodu
Title: Managing Director
[signature page to underwriting agreement]

SCHEDULE I

		Number of Optional
		Shares to be
	Total Number of	Purchased if
	Firm Shares	Maximum Option
Underwriter	to be Purchased	Exercised
Goldman, Sachs & Co.	3,565,000	534,750
J.P. Morgan Securities LLC	3,565,000	534,750
Citigroup Global Markets Inc.	2,415,000	362,250
Wells Fargo Securities, LLC	805,000	120,750
Simmons & Company International	575,000	86,250
Tudor, Pickering, Holt & Co. Securities, Inc.	575,000	86,250

Total	11,500,000	1,725,000

Schedule I

SCHEDULE IIA

		Number of Optional
		Shares to be
	Total Number of	Sold if
	Firm Shares	Maximum Option
	to be Sold	Exercised
The Company	4,300,000	—
The Selling Stockholders(a):
2006 Co-Investment Portfolio, L.P	710,482	131,570
Advanced Series Trust —AST Academic Strategies Asset Allocation Portfolio	3,301	—
AQR Funds—AQR Diversified Arbitrage Fund	31,094	—
AQR Opportunistic Premium Offshore Fund, L.P.	3,512	—
Citigroup Capital Partners II Employee Master Fund, L.P.	798,071	147,790
CNH Diversified Opportunities Master Account, L.P.	2,093	—
Energy Spectrum Partners IV LP	3,128,637	1,295,315
Fidelity Advisor Series I: Fidelity Advisor Value Strategies Fund	154,714	—
Fidelity Investment Trust: Fidelity Global Commodity Stock Fund	57,300	—
Variable Insurance Products Fund III: Value Strategies Portfolio	45,286	—
Simmons, Christopher	43,750	—
Stark Master Fund Ltd.	1,410,000	—
StepStone Capital Partners II Cayman Holdings, L.P.	451,464	83,604
StepStone Capital Partners II Onshore, L.P.	360,296	66,721

Total	11,500,000	1,725,000

(a)	The Selling Stockholders are represented by Whalen LLP, 19000 MacArthur Boulevard, Suite 600, and have appointed Theodore R. Moore, Joshua E. Comstock and Randall C. McMullen, Jr., and each of them, as the Attorneys-in-Fact for such Selling Stockholders.
Schedule IIA

SCHEDULE IIB
2006 Co-Investment Portfolio, LP
Citigroup Capital Partners II Employee Master Fund, L.P.
Energy Spectrum Partners IV LP
StepStone Capital Partners II Cayman Holdings, L.P.
StepStone Capital Partners II Onshore, L.P.
Schedule IIB

SCHEDULE III
Issuer Free Writing Prospectuses
None
Schedule III

SCHEDULE IV
Lock-up Agreements
Joshua Comstock
Randall McMullen
Bretton Barrier
Theodore Moore
Brandon Simmons
John Foret
William Driver
J.P. Winstead
Darren Friedman
James Benson
Michael Roemer
H.H. Wommack, III
C. James Stewart, III
Barry Beadle
Mark Cashiola
StepStone Capital Partners II Onshore, L.P.
StepStone Capital Partners II Cayman Holdings, L.P.
2006 Co-Investment Portfolio, L.P.
Citigroup Capital Partners II Employee Master Fund, L.P.
Energy Spectrum Partners IV LP
Schedule IV

ANNEX I
C&J ENERGY SERVICES, INC.
Lock-Up Agreement
July 28, 2011
Goldman, Sachs & Co.
J.P. Morgan Securities LLC
As representatives of the several Underwriters
   named in Schedule I hereto
c/o Goldman, Sachs & Co.
200 West Street
New York, NY 10282-2198
     Re: C&J Energy Services, Inc. — Lock-Up Agreement
Ladies and Gentlemen:
     The undersigned understands that you, as representatives of the Underwriters (the “Representatives”), propose to enter into an Underwriting Agreement on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with C&J Energy Services, Inc., a Delaware corporation (the “Company”), C&J Spec-Rent Services, Inc., a Delaware corporation, and certain selling stockholders named therein (the “Selling Stockholders”), providing for a public offering of the Common Stock of the Company (the “Shares”) pursuant to a Registration Statement on Form S-1 (File No. 333-173177) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”).
     In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified below (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise hedge or dispose of any shares[for management only:, including any issuer-directed shares,] of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company, [Add for management and sponsors: whether now owned or hereinafter acquired] [Add for other selling stockholders: in each case owned as of the time immediately prior to the effectiveness of the Registration Statement,] owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”), or publicly announce the intention to sell or dispose of such securities or demand that the Company file any registration statement with respect to any securities.
     The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include, without limitation, any short sale or
Annex I

any purchase, sale or grant of any right (including, without limitation, any put or call option), whether settled in cash or securities, with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.
     The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and continue for 180 days after the public offering date set forth on the final prospectus used to sell the Shares (the “Public Offering Date”) pursuant to the Underwriting Agreement; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension.
     The undersigned hereby acknowledges that the Company has agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of the Lock-Up Period pursuant to the previous paragraph to the undersigned at the address indicated below and agrees that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as such may have been extended pursuant to the previous paragraph) has expired.
     Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned [add for Joshua Comstock, Randall McMullen and Bretton Barrier: and/or for the benefit of any entity classified as a 501(c)(3) organization under the Internal Revenue Code of 1986, as amended], provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein[, and provided further that any such transfer shall not involve a disposition for value][delete this clause for Joshua Comstock, Randall McMullen and Bretton Barrier], or (iii) with the prior written consent of the Representatives on behalf of the Underwriters[Add for management:; provided that at least two business days before such consent is provided by the Representatives or a release or waiver of this Lock-Up Agreement is otherwise granted by the Representatives, the Representatives will notify the Company of the impending consent, release or waiver and announce the impending consent, release or waiver through a major news service, except where such consent, release or waiver is effected solely to permit a transfer of securities that is not for consideration and where the transferee has agreed in writing to be bound by the restrictions set forth herein]. [Add for management: Additionally, the restrictions under this agreement shall not prohibit the sale or disposition of Common Stock to satisfy tax withholding and other obligations in connection with the exercise of stock options awarded under the C&J Energy Services, Inc. 2006 Stock Option Plan.]
     For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the capital stock of the Company to any wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital
Annex I

stock subject to the provisions of this Agreement and there shall be no further transfer of such capital stock except in accordance with this Agreement, and provided further that any such transfer shall not involve a disposition for value. The undersigned now has, and, except as contemplated by clause (i), (ii), or (iii) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.
     The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.
Annex I

Very truly yours,
____________________________
Exact Name
____________________________
Authorized Signature
____________________________
Title
Address:

ANNEX II
Opinion of Vinson & Elkins
          (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with all corporate power and authority necessary to own its properties and conduct its business, in each case, in all material respects as described in the Prospectus;
          (ii) The Company has an authorized and outstanding capitalization as set forth in the Prospectus under the captions “Capitalization” and “Description of Capital Stock,” and all of the issued shares of capital stock of the Company (including the Shares to be sold by the Selling Stockholders) have been duly authorized, validly issued and are fully paid and non assessable; the Shares to be sold by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non assessable; and the Shares conform as to legal matters to the description thereof contained in the Prospectus;
          (iii) Each of the Company and the Subsidiaries has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction set forth on Annex A attached to such legal opinion;
          (iv) All of the issued and outstanding shares of capital stock of each Subsidiary are owned, directly or indirectly, by the Company, free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Company as debtor is on file in the office of the Secretary of State of the State of Delaware, (B) in respect of which a financing statement under the Uniform Commercial Code of the State of Indiana naming Spec Rent as debtor is on file in the office of the Secretary of State of the State of Indiana or (C) otherwise known to such counsel, without independent investigation, except Liens under the Credit Agreement. Such counsel is entitled to rely in respect of the opinion in this paragraph (iv) in respect of matters of fact upon certificates of officers of the Company or the Subsidiaries, provided that such counsel shall state that they believe that both you and they are justified in relying upon such certificates;
          (v) To such counsel’s knowledge, and other than as set forth in the Prospectus, (A) there are no legal or governmental proceedings pending to which the Company or either Subsidiary is a party or by which any property of the Company or either Subsidiary is the subject that are required to be described in the Prospectus and are not so described and (B) there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Act;
          (vi) This Agreement has been duly authorized, executed and delivered by the Company;
          (vii) The execution, delivery and performance of this Agreement by the Company and the Subsidiaries and the consummation of the transactions contemplated by this Agreement will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any agreement filed as an exhibit to the Registration Statement or listed on a schedule to such opinion, (B) result in any violation of the provisions of the Certificate of Incorporation or Bylaws of the Company or either Subsidiary, (C) result in any violation of provisions of the Delaware General Corporation Law or the applicable laws of the State of Texas, the State of New York or federal law, or (D) result in a violation of any judgment, order, decree or injunction known to such counsel of any federal or Delaware, Texas or New York court or governmental agency or authority having jurisdiction over the Company or the Subsidiaries or any of their properties or assets, except for such conflicts, breaches, violations or defaults, in the case of clause (A), as would not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of the Company to consummate the transactions provided for in the Underwriting Agreement; provided, however, that such counsel may state that it express no opinion pursuant to this paragraph (vii) with respect to state securities laws and other anti-fraud laws (including the anti-fraud provisions of the federal securities laws);
          (viii) No consent, approval, authorization, order, registration or qualification of or with any U.S. federal, Delaware, Texas or New York court or governmental agency or body is required for the issue and sale of the Shares by the Company to the Underwriters or the consummation by the Company of the transactions contemplated in this Agreement, except such consents, approvals, authorizations, orders, registrations or qualifications (A) that are required for registration of such Shares under the Act and filings required under the Exchange Act, (B) as may be required under state securities or “Blue Sky” laws in connection with the purchase and distribution of such Shares (as to which counsel need not express any opinion), (C) that have been obtained or made or (D) as disclosed in the Prospectus;
          (ix) The statements set forth in the Prospectus under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Common Stock, are accurate in all material respects, the statements under the captions “Certain U.S. Federal Income Tax Considerations for Non-United States Holders,” “Business—Government Regulations,” “Business—Environmental Matters,” “Certain Relationship and Related Party Transactions,” and “Shares Eligible for Future Sale,” and the description of this Agreement and the lock-up agreements in the form attached as Annex I hereto under the caption “Underwriting (Conflicts of Interest),” insofar as such statements constitute descriptions of agreements or refer to statements of law or legal conclusions, are accurate in all material respects;
          (x) The Company is not, and after giving effect to the offering and sale of the Shares to be sold by the Company to the Underwriters in accordance with this Agreement, and application of the net proceeds thereof as described in the Prospectus under the caption “Use of Proceeds,” will not be required to register as an “investment company,” as such term is defined in the Investment Company Act;
          (xi) Except for preemptive rights identified or described in the Prospectus, there are no outstanding options, warrants, preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Company, in each case pursuant to the Certificate of Incorporation or Bylaws of the Company or any agreement or instrument filed as an exhibit to the Registration Statement; except as described in the Pricing Prospectus, neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights of any person for or relating to the registration of any Shares or other securities of the Company pursuant to any agreements or instruments filed as an exhibit to the Registration Statement that have not been complied with or waived;
          (xii) The Registration Statement was declared effective under the Act on July 28, 2011. In addition, such counsel has been orally advised by the Commission that no stop order suspending the effectiveness of the Registration Statement has been issued. To such counsel’s knowledge, based solely upon such oral communication with the Commission, no proceedings for that purpose have been instituted or threatened by the Commission. Any required filing of the Prospectus pursuant to Rule 424(b) under the Act has been made in the manner and within the time period required by such Rule; and

          (xiii) The Registration Statement, at the time it was declared effective, the Pricing Prospectus, as of the Applicable Time, and the Prospectus, when filed with the Commission pursuant to Rule 424(b) under the Act and at each Time of Delivery, [and any further amendments and supplements thereto made by the Company prior to such Time of Delivery] (other than the financial statements, the related notes and schedules therein and any other financial data included in or omitted from the Registration Statement, the Pricing Prospectus or Prospectus, as to which such counsel need express no opinion), appear on their face to comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder.
     Although they have not independently verified, are not passing on and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Disclosure Package (defined below) or the Prospectus, except for those referred to in the opinion in subsection (ix), no facts have come to such counsel’s attention to lead such counsel to believe that (a) the Registration Statement, as of its latest effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the Pricing Prospectus, as supplemented by each Issuer Free Writing Prospectus listed on Schedule III, if any, taken together with the price to the public and the number of Shares underwritten (the “Pricing Disclosure Package”), as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (c) the Prospectus, as of its date and as of such Time of Delivery, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need not make any statement or express any belief with respect to (i) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, included in or omitted from the Registration Statement, the Pricing Disclosure Package and the Prospectus, or (ii) any other financial or accounting information included in or omitted from the Registration Statement, the Pricing Disclosure Package and the Prospectus.

ANNEX III
Opinion of Theodore Moore
          (i) The execution, delivery and performance of this Agreement by the Company and the Subsidiaries and the consummation of the transactions contemplated by this Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or either Subsidiary is a party or by which the Company or either Subsidiary is bound or to which any of the property or assets of the Company or either Subsidiary is subject, except as would not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of the Company to consummate the transactions provided for in the Underwriting Agreement; and
          (ii) Neither the Company nor either Subsidiary is (A) in violation of its Certificate of Incorporation or Bylaws, in each case as amended to date, or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of clause (B) for such defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

ANNEX IV
Opinion of Taft Stettinius & Hollister LLP
          (i) Each of the Subsidiaries has been duly incorporated and is validly existing under the laws of the State of Indiana.
          (ii) All of the issued capital shares of each Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable.
          (iii) This Agreement has been duly authorized, executed and delivered by each Subsidiary.
          (iv) The execution, delivery and performance of this Agreement by each of the Subsidiaries and the consummation of the transactions contemplated by this Agreement by each of the Subsidiaries will not (A) result in any violation of provisions of the applicable laws of the State of Indiana, or (B) result in a violation of any judgment, order, decree or injunction known to such counsel of any Indiana court or governmental agency or authority having jurisdiction over the Subsidiaries or any of their properties or assets.
          (v) No consent, approval, authorization, order, registration or qualification of or with any Indiana court or governmental agency or body is required for the transactions contemplated herein, except such consents, approvals, authorizations, orders, registrations or qualifications that have been obtained or made.

ANNEX V
Opinion of Whalen LLP
          (i) A Power-of-Attorney and Custody Agreement have been duly authorized by each Selling Stockholder that is an entity organized or formed in a U.S. jurisdiction (together with individuals who are U.S. citizens or residents, a “U.S. Selling Stockholder”) and duly executed and delivered by each U.S. Selling Stockholder and constitute valid and binding agreements of each U.S. Selling Stockholder, enforceable against such U.S. Selling Stockholder in accordance with their terms;
          (ii) This Agreement has been duly authorized by each U.S. Selling Stockholder that is an entity and duly executed and delivered by or on behalf of each U.S. Selling Stockholder;
          (iii) The sale of the Shares to be sold by each Selling Stockholder pursuant to the terms of this Agreement and the compliance by each Selling Stockholder with all of the provisions of this Agreement, the Power of Attorney and the Custody Agreement and the consummation of the transactions herein or therein contemplated will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, (b) result in any violation of the provisions of the charter or bylaws of any U.S. Selling Stockholder that is a corporation, or the charter or the constituent documents of any U.S. Selling Stockholder that is partnership or limited liability company or (c) result in a violation of any order known to such counsel or any statute, law, rule or regulation of any court or governmental agency or body having jurisdiction over such U.S. Selling Stockholder or the property of such U.S. Selling Stockholder, except in the case of clause (a) or (c), for such conflicts, breaches, violations or defaults as would not reasonably be expected to impair in any material respect the ability of such Selling Stockholder to fulfill its obligations under this Agreement, the Power of Attorney and the Custody Agreement;
          (iv) No consent, approval, authorization or order of any court or governmental agency or body is necessary to be obtained for the consummation of the transactions contemplated by this Agreement, except such as (A) may be required under state or foreign securities or Blue Sky laws or FINRA or (B) has been obtained;
          (v) Upon payment for the Shares to be sold by the Selling Stockholders, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (“NY UCC”) to such Shares)), (A) DTC will be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the NY UCC, (B) under Section 8-501 of the NY UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim”, within the meaning of Section 8-102 of the NY UCC, to such Shares may be successfully asserted against any of the Underwriters with respect to such security entitlement;
          In rendering the opinion in paragraph (iv), such counsel may rely upon a certificate of such Selling Stockholder in respect of matters of fact as to ownership of, and Liens, on, the Shares sold by such

Selling Stockholder, provided that such counsel shall state that they believe that both you and such counsel are justified in relying upon such certificate;

ANNEX VI
Opinion of Counsel for Foreign Selling Stockholders
          (i) The Power of Attorney and Custody Agreement have been duly authorized, executed and delivered by each Selling Stockholder organized or formed in a non-U.S. jurisdiction (a “Non-U.S. Selling Stockholder”);
          (ii) This Agreement has been duly authorized, executed and delivered by or on behalf of each Non-U.S. Selling Stockholder;
          (iii) The sale of the Shares to be sold by each Non-U.S. Selling Stockholder pursuant to the terms of this Agreement and the compliance by each Non-U.S. Selling Stockholder with all of the provisions of this Agreement, the Power of Attorney and the Custody Agreement and the consummation of the transactions therein contemplated will not (a) result in any violation of the provisions of the organizational documents of such Non-U.S. Selling Stockholder or (b) result in a violation of any order known to such counsel in its jurisdiction of formation or any statute, law, rule or regulation of any court or governmental agency or body having jurisdiction over such Non-U.S. Selling Stockholder or the property of such Non-U.S. Selling Stockholder in its jurisdiction of formation or require by or on behalf such Non-U.S. Selling Stockholder any consent, approval, authorization or order to be obtained from, or filing, registration or declaration to be made with, any governmental authority in its jurisdiction of formation, except in the case of clause (b), for such conflicts, breaches, violations, defaults or consents as would not reasonably be expected to impair in any material respect the ability of such Non-U.S. Selling Stockholder to fulfill its obligations under the Underwriting Agreement, the Power of Attorney and the Custody Agreement; and
          (iv) Each Non-U.S. Selling Stockholder has full right, power and authority to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder.